UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2010

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Ryder System, Inc. (the Company) has appointed Ms. Cristina A. Gallo-Aquino, age 36, to serve as the Company's Vice President and Controller and principal accounting officer effective September 8, 2010. Ms. Gallo-Aquino will replace Mr. Art A. Garcia, who served as Senior Vice President and Controller until September 1, 2010, when he was appointed as the Company's Executive Vice President and Chief Financial Officer. Ms. Gallo-Aquino joined the Company in 2004 and has held various positions within the Company's Corporate Accounting department. Most recently, she served as Assistant Controller since 2009. From 2007 to 2009, she served as Senior Director of Corporate Accounting, from 2005 to 2007, she served as Director of Corporate Accounting and from 2004 to 2005, she served as Director of Technical Accounting. Before joining the Company, Ms. Gallo-Aquino worked as Senior Manager of Technical Accounting at LNR Property Corporation. Prior to that, she worked in KMPG's Audit Services department for seven years. Ms. Gallo-Aquino holds a Bachelor of Science in Accounting and a Masters in Business Administration and is a Certified Public Accountant. In connection with her appointment as Vice President and Controller, Ms. Gallo-Aquino's annual compensation will be increased by 25% and her target bonus opportunity will be increased to 55%.

There are no family relationships between Ms. Gallo-Aquino and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Ms. Gallo-Aquino that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press Release, dated September 8, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

September 8, 2010	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 8, 2010